Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

International Seaways, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, no par value(1)	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, no par value(1)	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(1)	(1)
	Debt	Senior and Subordinated Debt Securities(1)(3)	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(1)	(1)
	Debt	Convertible Debt Securities(1)(3)	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants(1)	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(1)	(1)
	Other	Units(1)(4)	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$12,120(5)
	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fees Offset Claims	International Seaways, Inc.	S-3	333-227915	October 19, 2018		$ 12,120(5)	Unallocated	(5)	(5)	$100,000,000
Fees Offset Sources	International Seaways, Inc.	S-3	333-227915		October 19, 2018						(1)

(1) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2) An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.

(3) An indeterminable amount of these securities may be senior or subordinated.

(4) Consisting of some or all of the classes of securities listed above, in any combination, including shares of common stock, shares of preferred stock, debt securities, convertible debt securities and warrants

(5) The registrant previously registered an indeterminate amount of securities having an aggregate offering price of up to $100,000,000 pursuant to a Registration Statement on Form S-3 (Registration No. 333-227915) filed with the Securities and Exchange Commission on October 19, 2018 (the “Prior Registration Statement”). As of the date of this registration statement, the registrant has not sold any securities under the Prior Registration Statement, leaving a balance of $100,000,000 of unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $12,120 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will continue to be applied to these securities included in this registration statement, and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.